UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023 (December 1, 2023)

ShoulderUp Technology Acquisition Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41076	87-1730135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

125 Townpark Drive, Suite 300 Kennesaw, GA	30144
(Address of Principal Executive Offices)	(Zip Code)

(970) 924-0446

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SUAC.U	The New York Stock Exchange
Class A common stock, $0.0001 par value	SUAC	The New York Stock Exchange
Redeemable warrants	SUAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2023, ShoulderUp Technology Acquisition Corp., a Delaware corporation (the “Company”) received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the Company, as of November 28, 2023, is not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual (the “Listing Rule”). The Listing Rule requires a listed acquisition company to maintain an average aggregate global market capitalization attributable to its publicly held shares (a “public float”) over a consecutive 30 trading day period of at least $40,000,000.

The Company is currently evaluating possible alternatives in light of the Notice. The Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange. The NYSE will apply to the Securities and Exchange Commission to delist the Company's securities upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff's decision.

The foregoing actions and their consequences could affect the liquidity and value of the Company’s securities.

Forward-Looking Statements

Certain statements in this periodic report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this periodic report include statements regarding our evaluation of our alternatives. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or board or third parties (including the NYSE), including those beyond the Company’s control. Such differences and uncertainties and related risks include, but are not limited to, the possibility that our securities may be suspended or delisted from the NYSE, the possibility that there may be negative effects to the Company’s ability to consummate an initial business combination, the market price of the Company’s securities or to the Company’s liquidity due to actions taken by the Company in connection with the Company’s non-compliance with the Listing Rule and to the Company in general, and potentially significant related costs to re-structuring and implementing the potential options available to the Company in connection therewith. The foregoing list of differences and risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect the continued listing of Company securities on NYSE and related actions and events, please review “Risk Factors” described in the Company’s filings and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 4, 2023	ShoulderUp Technology Acquisition Corp.

	By:	/s/ Phyllis Newhouse
	Name:	Phyllis Newhouse
	Title:	Chief Executive Officer

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